Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rocky Brands, Inc. and Subsidiaries of our reports dated March 15, 2024, relating to the consolidated financial statements and schedules as of December 31, 2023 and 2022, and for the years ended December 31, 2023, 2022 and 2021, and the effectiveness of internal control over financial reporting as of December 31, 2023, which appear in the Annual Report on Form 10-K.

/s/ Schneider & Co., Inc.

Columbus, Ohio

June 26, 2024